As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

NLIGHT, INC. (Exact name of Registrant as specified in its charter)

Delaware	91-2066376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4637 NW 18th Avenue Camas, Washington 98607
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan 2018 Employee Stock Purchase Plan
(Full title of the plan)

Scott H. Keeney President and Chief Executive Officer 4637 NW 18th Avenue Camas, Washington 98607 (360) 566-4460
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Jeana S. Kim Bryan D. King Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

NLIGHT, INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) registers 3,070,280 additional shares of common stock of nLIGHT, Inc. (the “Registrant”) to be issued under the Registrant's 2018 Equity Incentive Plan (the “2018 Plan”) and the Registrant's 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 26, 2018 (File No. 333-224461); (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 15, 2019 (File No. 333-230340); (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 9, 2020 (File No. 333-237029); and (iv) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on February 26, 2021 (File No. 333-253598) (together, the "Previous Forms S-8"), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the Annual Report, filed with the Commission on February 28, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38462) filed with the Commission on April 18, 2018, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Specimen common stock certificate of the Registrant	S-1/A	333- 224055	4.1	April 16, 2018
4.2	2018 Equity Incentive Plan and related form agreements	S-1/A	333- 224055	10.3	April 16, 2018
4.3	2018 Employee Stock Purchase Plan and related form agreements	S-1/A	333- 224055	10.4	April 16, 2018
4.4	2018 Equity Incentive Plan - Form of Restricted Stock Award Agreement	8-K	001-38462	10.1	June 4, 2018
4.5	2018 Equity Incentive Plan - Form of Restricted Stock Award Agreement (Performance-Based)	8-K	001-38462	10.2	June 4, 2018
4.6	2018 Equity Incentive Plan - Form of Restricted Stock Unit Agreement (Performance-Based)	8-K	001-38462	10.3	June 4, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (contained on signature page hereto)					X
107	Filing Fee Tables					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Washington, on the 28th day of February, 2022.

NLIGHT, INC.

By:	/s/ Scott Keeney
Name: Scott Keeney
Title: President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Keeney and Ran Bareket as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of nLIGHT, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SCOTT KEENEY Scott Keeney	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 28, 2022
/s/ RAN BAREKET Ran Bareket	Chief Financial Officer (Principal Accounting and Financial Officer)	February 28, 2022
/s/ BANDEL CARANO Bandel Carano	Director	February 28, 2022
/s/ DOUGLAS CARLISLE Douglas Carlisle	Director	February 28, 2022
/s/ BILL GOSSMAN Bill Gossman	Director	February 28, 2022
/s/ RAYMOND LINK Raymond Link	Director	February 28, 2022
/s/ GARY LOCKE Gary Locke	Director	February 28, 2022
/s/ GEOFFREY MOORE Geoffrey Moore	Director	February 28, 2022
/s/ CAMILLE NICHOLS Camille Nichols	Director	February 28, 2022